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EXHIBIT 99.1

                                 [netGuru logo]
________________________________________________________________________________
                   NETGURU ISSUES GUIDANCE FOR FISCAL 2003 AND
                          ANTICIPATES CASH BREAK-EVEN

YORBA LINDA, CA - MARCH 28, 2003. netGuru, Inc. (Nasdaq: NGRU), provider of world-class engineering and collaborative software, provided guidance for its fiscal year ending March 31, 2003 during a conference call with investors yesterday. netGuru announced that it believes it will achieve cash break-even for the quarter ending March 31, 2003 and will continue positive operational cash flow into the next fiscal year.

"We continue our progress toward achieving the significant milestones that we have laid out, despite increasingly adverse conditions," said Amrit Das, Chairman and CEO of netGuru. "Even with the uncertain economic and political backdrop, we anticipate that our cash position at March 31, 2003 will be approximately the same as December 31, 2002, meaning we have been successful in achieving a cash-positive operation this quarter. We are working to achieve our goals by emphasizing sales in our higher gross margin operations - engineering and collaborative software. A majority of large engineering firms that have already been awarded contracts for the reconstruction of Iraq are our longtime clients. We anticipate that they will be utilizing our software products."

Mr. Das added, "We continue to cut costs where necessary and still maintain our research and development efforts at historic levels. Most importantly, we continue to drive toward profitability and the opportunity to utilize our approximately $9 million of accumulated net operating loss carryforwards, to eliminate our tax liability for some time and to further enhance our future profitability."

Additional information provided to investors as a response to questions on yesterday's conference call follows:

         1. Previously announced efforts with resellers of our collaborative software, have resulted in more than 15 possible contracts, each of which could be in the $100,000 range.
         2. Previously announced coordinated sales of engineering software products and product development with established companies have been consummated. Final product delivery is anticipated next quarter, and these phases of the agreements provide for over $600,000 in cash flows to netGuru from March 2003 through June 2003.
         3. Other business development efforts continue with existing clients, such as Case New Holland and potential new clients in Asia.



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         4.   The IT Services division of netGuru has been restructured and is now cash positive despite the decline in netGuru's overall revenues during fiscal year 2003.

Mr. Das also stated, " netGuru will continue to emphasize strategic alliances in its core market segments. With the help of our investment bankers, Seidler Companies, Inc. and J.P. Turner, we will continue to emphasize progress toward profitability, engineering and collaborative software sales growth, strategic reseller opportunities, merger/acquisition opportunities and the enhancement of overall shareholder value."

ABOUT NETGURU, INC.
-------------------

netGuru is an integrated information technology and services company. netGuru's services and solutions consist of the following:

         o Engineering and collaborative software products and services for businesses worldwide;
         o    Information technology services; and
         o    Web-based telecommunication and travel services

netGuru has offices in the United States, India, the United Kingdom, France, Germany and Singapore and distributors in 40 countries. netGuru currently licenses its software products to more than 19,000 businesses, with 47,000 installations and 160,000 users in over 85 countries.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

WITH THE EXCEPTION OF HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE, INCLUDING IN PARTICULAR, THE COMMENTS REGARDING SALES OPPORTUNITIES IN 2003 AND 2004 FOR NETGURU'S ENGINEERING AND COLLABORATIVE SOFTWARE PRODUCTS, THE ACHIEVEMENT AND MAINTENANCE OF POSITIVE CASH FLOW, AND THE RESULTS OF IMPLEMENTING MANAGEMENT'S BUSINESS PLAN, ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. THE ACTUAL FUTURE RESULTS OF NETGURU COULD DIFFER FROM THOSE STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE DURATION AND OUTCOME OF WAR IN THE MIDDLE EAST, NETGURU'S ABILITY TO CONTINUE REVENUE GROWTH FOR ITS ENGINEERING AND COLLABORATIVE SOFTWARE PRODUCTS AND TECHNOLOGICAL INNOVATION, MANAGEMENT'S ABILITY TO SUCCESSFULLY IMPLEMENT ITS BUSINESS PLAN, NETGURU'S ABILITY TO USE ITS CREDIT FACILITY TO TAKE ADVANTAGE OF BUSINESS OPPORTUNITIES, THE ABILITY OF RESELLERS TO ACHIEVE STATED SALES OBJECTIVES, WORLDWIDE ECONOMIC CONDITIONS, CHANGES IN GOVERNMENTAL REGULATIONS AND POLICIES, THE EMERGENCE OF COMPETITIVE PRODUCTS AND SERVICES, UNFORESEEN TECHNICAL ISSUES, AND THOSE FACTORS CONTAINED IN THE "RISK FACTORS" SECTION OF NETGURU'S FORM 10-KSB, AS AMENDED, FOR THE FISCAL YEAR ENDED MARCH 31, 2002.

FOR FURTHER INFORMATION PLEASE CONTACT:

Jyoti Chatterjee                                  Bruce Nelson
President and COO                                 Chief Financial Officer
jyoti@netguru.com                                 bruce@netguru.com
(714) 974-2500 x 214                              (714) 974-2500 x 215